Exhibit 99.2

TESORO CORPORATION

SPECIAL MEETING OF TESORO CORPORATION

Date: , 2017
Time: A.M. (Central Time)
Place: Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259

Please make your marks like this: ☒ **Use dark black pencil or pen only**

Board of Directors Recommends a Vote **FOR** proposals 1, 2 and 3.

	For	Against	Abstain	Directors Recommend ↓
1: To approve the issuance of shares of Tesoro common stock in connection with the merger as contemplated by the Agreement and Plan of Merger, dated as of November 16, 2016, among Western Refining, Inc., Tesoro Corporation, Tahoe Merger Sub 1, Inc. and Tahoe Merger Sub 2, LLC, as such agreement may be amended from time to time;	☐	☐	☐	For
2: To adopt an amendment to the Tesoro certificate of incorporation to increase the number of authorized shares of Tesoro common stock from 200 million to 300 million;	☐	☐	☐	For
3: To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal 1.	☐	☐	☐	For

To attend the meeting and vote your shares in person, please mark this box. ☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

________________ Please Sign Here   ____________ Please Date Above

________________ Please Sign Here (if held jointly)   ____________ Please Date Above

Please sign exactly as your name(s) appear(s) on your stock certificate (if you hold certificated shares). When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, and provide title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

TESORO CORPORATION

Special Meeting of Tesoro Corporation
to be held on , , 2017
for Holders as of February 10, 2017

VOTE BY:

INTERNET

Go To
www.proxypush.com/tso
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
866-390-9971
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL
- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

All votes must be received by P.M., Eastern Time, , 2017.

PROXY TABULATOR FOR

TESORO CORPORATION
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Please separate carefully at the perforation and return just this portion in the envelope provided.

Revocable Proxy — Tesoro Corporation

Special Meeting of Stockholders                , 2017,                A.M. (Central Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby revokes any proxy previously granted and appoints Carrie P. Ryan and Elisa D. Watts, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, and hereby authorizes either to represent and to vote as designated herein, all the common stocks of Tesoro Corporation held of record by the undersigned on February 10, 2017 at the Special Meeting of unitholders to be held on [                ], [                ] at [                ] A.M. Central Time at Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259, and at any adjournment or postponement of the meeting. This proxy when executed, will be voted in the manner directed herein by the undersigned stockholder. Any executed but unmarked proxies will be voted in accordance with the recommendations of the Board of Directors, which is to vote “FOR” the proposals. With respect to any other matter that properly comes before the Special Meeting, the proxy holders will vote as recommended by the Board of Directors, or, if no recommendation is given, in their own discretion.

(TO BE SIGNED ON REVERSE SIDE)

TESORO CORPORATION

Tesoro Corporation Thrift Plan

Date: , 2017
Time: A.M. (Central Time)
Place: Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259

Please make your marks like this: ☒ **Use dark black pencil or pen only**

Board of Directors Recommends a Vote **FOR** proposals 1, 2 and 3.

	For	Against	Abstain	Directors Recommend
1: To approve the issuance of shares of Tesoro common stock in connection with the merger as contemplated by the Agreement and Plan of Merger, dated as of November 16, 2016, among Western Refining, Inc., Tesoro Corporation, Tahoe Merger Sub 1, Inc. and Tahoe Merger Sub 2, LLC, as such agreement may be amended from time to time;	☐	☐	☐	For
2: To adopt an amendment to the Tesoro certificate of incorporation to increase the number of authorized shares of Tesoro common stock from 200 million to 300 million;	☐	☐	☐	For
3: To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal 1.	☐	☐	☐	For

To attend the meeting and vote your shares in person, please mark this box. ☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

________________ Please Sign Here __________ Please Date Above

________________ Please Sign Here (if held jointly) __________ Please Date Above

Please sign exactly as your name(s) appear(s) on your stock certificate (if you hold certificate shares). When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, and provide title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

TESORO CORPORATION

Tesoro Corporation Thrift Plan
Special Meeting of Tesoro Corporation
to be held on , , 2017
for Holders as of February 10, 2017

VOTE BY:

INTERNET

Go To
www.proxypush.com/tso
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
866-390-9971
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL
- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will not be voted.

All votes must be received by P.M., Eastern Time, , 2017.

PROXY TABULATOR FOR

TESORO CORPORATION
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Please separate carefully at the perforation and return just this portion in the envelope provided.

Revocable Proxy — Tesoro Corporation

Special Meeting of Stockholders                , 2017,                A.M. (Central Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned participant in the TESORO CORPORATION THRIFT PLAN (the “Plan”) hereby acknowledges receipt of the Notice of Special Meeting of Stockholders to be held at Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259, on [                ] at [                ] A.M. Central Time, revokes any proxy previously granted and directs Fidelity Management Trust Company Trustee, to vote (or cause to be voted) all shares of Common Stock (or share equivalents) of Tesoro Corporation allocated to the undersigned’s account under the Plan(s) and held in the Trustee’s name at the close of business on February 10, 2017, at said meeting and at any adjournment or postponement thereof. Said Trustee is authorized to vote only in accordance with the instructions given herein.

(TO BE SIGNED ON REVERSE SIDE)